Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 25, 2025, with respect to the financial statements and supplemental information included in the Annual Report of Emerson Electric Co. Retirement Savings Plan on Form 11-K for the year ended September 30, 2024. We consent to the incorporation by reference of said report in the Registration Statement of Emerson Electric Co. on Form S-8 (File No. 333-221671).

/s/ GRANT THORNTON LLP

Chicago, Illinois
March 25, 2025